Exhibit 99.1

NEWS

RELEASE

Global Power • 400 E Las Colinas Blvd., Suite 400 • Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Provides Update on Restatement Process

IRVING, Texas, Dec. 12, 2016 — Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power” or the “Company”) today announced that it no longer expects that it will become current with its Securities and Exchange Commission (SEC) reporting obligations by December 31, 2016, as previously announced.  The Company expects to provide specifics on its filing schedule by mid-January 2017.

Global Power has used its best efforts to successfully complete the restatement process within the previously announced timeframes.  While the Company has made substantial progress, it has not yet completed this process as a result of the complexities associated with this restatement.  These complexities include converting the method of revenue recognition for one of the businesses within the Company’s Products segment from completed contract to percentage-of-completion accounting as well as the related requirement to recalculate revenue, costs of goods sold, and work-in-process for each of the four years subject to restatement.  With this in mind, Global Power has recently retained additional outside advisors to support the completion of the restatement process as soon as possible.

In addition, to further strengthen its accounting and finance team, the Company has announced that Mark F. Jolly has joined Global Power as Vice President Finance.  Upon completion of the restatement process, Mr. Jolly will become Chief Accounting Officer and principal accounting officer.  Concurrently, and as previously announced, Craig E. Holmes, who is serving as Senior Vice President of Finance, will assume the role of Chief Financial Officer and principal financial officer.  Timothy Howsman, currently the Company’s principal financial officer and Products Division Chief Financial Officer, has advised the Company he plans to retire upon completion of the restatement process.

Mr. Jolly brings nearly 35 years of experience in accounting and finance with industrial companies.  After serving as a Senior Auditor with PricewaterhouseCoopers early in his career, he held progressively challenging roles in growth-oriented and transforming businesses.  Mr. Jolly spent over 14 years with General Dynamics Corporation in various financial positions with increasing responsibility and subsequently held positions with other global enterprises including Koch Industries, IDX Corporation and Thermadyne Holdings Corporation.  He most recently was Controller and principal accounting officer with the Vought Aircraft Division of Triumph Group, Inc.

About Global Power

Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries.  The Products segment includes two primary product categories: Mechanical Solutions (formerly Auxiliary Products) designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines while Electrical Solutions provides custom-configured electrical houses and generator enclosures for a variety of industries.  The

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Services segment provides lifecycle maintenance, repair, on-site specialty support, outage management, construction and fabrication services for the power generation, industrial, chemical/petrochemical processing, and oil and gas industries.  The Company provides information at its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include statements or expectations regarding the timing and the Company’s ability to file the restated financial information and 2016 quarterly reports, regain SEC reporting compliance, identify new sources of debt financing, and related matters.  These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties.  Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, including competitors being awarded business by our customers that had previously been provided by Global Power, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy.

In addition, more information may arise during the course of the Company’s previously-announced ongoing accounting review of its previously issued financial statements that would require the Company to make additional adjustments or revisions or to restate further such financial statements.  The time required to complete the financial statements and accounting review may cause our results to differ materially from those described in the forward-looking statements.  Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the SEC, including the section of our Annual Report on Form 10-K filed with the SEC on March 9, 2015 titled “Risk Factors.”  Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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